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                                                                   Exhibit 99.13


FOR IMMEDIATE RELEASE

LITHIUM TECHNOLOGY CORPORATION ACQUIRES 100% INTEREST IN GAIA

Plymouth Meeting, Pennsylvania, December 17, 2002. Lithium Technology Corporation, ("LTC", "the Company") (OTC Bulletin Board LITH.OB), a pilot line stage rechargeable lithium battery manufacturer, announced today that it has closed a Share Exchange Agreement which gives LTC a 100% interest in GAIA GmbH,
(GAIA) a privately held German lithium polymer battery company. This 100% interest in GAIA is through LTC's ownership of shares of GAIA Holding BV, a Netherlands Company, which in turn is the 100% beneficial owner of GAIA. Previously LTC had a 60% interest in GAIA, and with this latest action, LTC has acquired the remaining 40%. (See LTC News Releases of December 5, 2002 and October 8, 2002).

LTC and GAIA have now combined their operations in the U.S. and Germany including a single management team and a unified business plan. The "new" Company is providing prototype batteries comprised of unique large format flat cells to a variety of customers in the U.S. and Europe.

The foregoing information contains forward-looking statements which involve risks and uncertainties relating to such matters as financial performance, technology development, capital raising, business prospects, strategic partnering and similar matters. A variety of factors could cause LTC's actual results and experience to differ materially from anticipated results or other expectations expressed in these forward-looking statements. This notice does not constitute an offer of any securities for sale.


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CONTACT USA:                                       CONTACT EUROPE:
LITHIUM TECHNOLOGY CORPORATION                     GAIA AKKUMULATORENWERKE GMBH
PHONE: (610) 940-6090 EXT. 108                     PHONE:  +49 36 31 - 61 67 0
FAX:     (610) 940-6091                            FAX:  +49 36 31 - 61 67 16
E-MAIL: investorrelations@lithiumtech.com          E-MAIL: info@gaia-akku.com

CONSULTING FOR STRATEGIC GROWTH I, LTD.            SCHWERDTMANN & PARTNER
PHONE: (800) 625-2236                              PHONE: +49 5721 9383988
FAX: (212) 697-0910                                FAX: +49 5721 9393989
E-MAIL: cfsg@consultant.com                        E-MAIL: peter.schwerdtmann@t-online.de
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